Exhibit 10(iii)

AMENDMENT NO. 1

TO

RETIREMENT SUPPLEMENT AGREEMENT

        This Amendment No. 1 to the Retirement Supplement Agreement by and between National Fuel Gas Company and Joseph P. Pawlowski is entered into and effective this 11th day of March, 2004.

        WHEREAS, National Fuel Gas Company (“National Fuel”) and Joseph P. Pawlowski (“Executive”) entered into a Retirement Supplement Agreement (“Agreement”), effective January 11, 2002 whereby the Executive is provided with additional retirement benefits in recognition of the value of his previous work experience to National Fuel; and

        WHEREAS, National Fuel and the Executive desire to amend the Agreement in the manner set forth here.

        NOW THEREFORE, in consideration of the mutual covenants, premises, conditions and terms to be kept and performed hereunder, the parties hereto agree as follows:

    1.        Paragraph 3 of the Agreement shall be amended to include the following sentence at the end:

        “Notwithstanding the above, if the Executive retires before May 1, 2004, the additional years of full-time employment which shall be credited as Years of Service, as outlined above, shall include credit for each full month of completed service during the period between May 1, 2003 and May 1, 2004; provided that no month during said period shall be counted more than once.”

    2.        In all other respects, the Agreement shall remain unchanged.

        IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the date indicated above.

NATIONAL FUEL GAS COMPANY                              JOSEPH P. PAWLOWSKI

By:    /s/ P. C. Ackerman                              /s/ Joseph P. Pawlowski

Name:  P. C. Ackerman

Title: Chief Executive Officer